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                                                                    EXHIBIT 11


                       HUTCHINSON TECHNOLOGY INCORPORATED
                         STATEMENT REGARDING COMPUTATION
                       OF NET INCOME PER SHARE - UNAUDITED
                      (In thousands, except per share data)

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
                                                                 Thirteen Weeks Ended         Twenty-Six Weeks Ended
                                                               ------------------------      ------------------------
                                                               March 24,      March 26,      March 24,      March 26,
                                                                 1996           1995           1996           1995
                                                               ---------      ---------      ---------      ---------

NET INCOME                                                      $4,332         $4,084         $7,194         $6,429
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------

NET INCOME PER SHARE -
PRIMARY:


Weighted average common
  shares outstanding                                             5,448          5,336          5,448          5,335


Dilutive effect of stock options
  outstanding after application
  of treasury stock method                                         148            110            158            105
                                                               -------        -------        -------        -------
                                                                 5,596          5,446          5,606          5,440
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------

PRIMARY
NET INCOME PER SHARE                                             $0.77          $0.75          $1.28          $1.18
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------


NET INCOME PER SHARE -
FULLY DILUTED:


Weighted average common
  shares outstanding                                             5,448          5,336          5,448          5,335


Dilutive effect of stock options
  outstanding after application
  of treasury stock method                                         148            133            158            133
                                                               -------        -------        -------        -------
                                                                 5,596          5,469          5,606          5,468
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------

FULLY DILUTED
NET INCOME PER SHARE                                             $0.77          $0.75          $1.28          $1.18
                                                               -------        -------        -------        -------
                                                               -------        -------        -------        -------
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